EXHIBIT 10.57


                            FIRST AMENDMENT TO LEASE
                            ------------------------


This First Amendment to Lease ("First Amendment") is entered into as of July 10, 2003 by and between the 1989 Sheehan Family Trust dated October 24, 1989 ("Lessor") and Electronic Clearing House, Inc., a Nevada Corporation ("Lessee"), and amends that certain Standard Multi-Tenant Lease - Gross dated May 21, 2003 for the Premises commonly known as 730 Paseo Camarillo, Suite 200, Camarillo, California ("Premises"), as more particularly described therein.

Lessee wishes to lease additional space and the parties wish to amend the Lease to specify the New Premises and new terms and conditions. Accordingly, the parties agree to amend the Lease as follows:

     1.   NEW PREMISES:
          Suite 101 consisting of approximately 1,536 usable square feet shall be added to the Premises for a total New Premises of approximately 21,566 square feet.
     2.   EFFECTIVE DATE:
          October 1, 2003.
     3.   EARLY POSSESSION OF SUITE 101:
          Upon full execution of this First Amendment.
     4.   NEW MONTHLY BASE RENT:
          $23,722.60.
     5.   ADDITIONAL BASE RENT AND SECURITY DEPOSIT TO BE PAID UPON EXECUTION:
          (a) Base Rent: $1,689.60 for the period October, 2003 for a total Base Rent paid of $23,722.60.
          (b) Security Deposit: $1,689.60 for a total Security Deposit paid of $23,722.60.
     6.   PARKING:
          142 unreserved spaces.
     7.   LESSEE'S SHARE OF OPERATING EXPENSE INCREASE:
          Fifty-three and 87/100 percent (53.87%).
     8.   TENANT IMPROVEMENTS:
          Lessee shall accept Suite 101 in its "as-is" condition except Lessor, at its cost, and within thirty (30) days of full execution of this First Amendment, shall complete the following improvements:
                 i. Add a single entry door with lockset from the lobby area into Suite 101.
                ii. Paint the suite.
               iii. Add signage in the lobby area in a configuration and
                    location agreeable to Lessee and Lessor: "ECHO Shipping and Receiving/Headquarters on 2nd floor".
                iv. At Lessor's option, add a door from Suite 101 into the telephone area containing the UPS system.
     9.   UTILITIES AND SERVICES:
          Lessee shall pay, at Lessor's option, either Lessee's share or a reasonable proportion to be determined by Lessor of all charges for jointly metered utilities and for services to Suite 101.
     10.  FORCE AND EFFECT:
          To the extent that any terms of provisions of this Amendment are inconsistent with any terms of provisions of the Lease, the terms and provisions of this Amendment shall prevail and control for all purposes.



LESSOR:                                        LESSEE:
1989 Sheehan Family Trust                      Electronic Clearing House, Inc.
dated October 24, 1989                         a Nevada Corporation